Exhibit 99.1

SallieMae	N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Investor Contacts: Steve McGarry 703/984-6746 Joe Fisher 703/984-5755

SLM CORPORATION (NYSE: SLM) LOAN ORIGINATIONS GROW 18 PERCENT,
TOTAL $18 BILLION FOR 2004

Total Managed Portfolio Passes $107 Billion; Company Completes Privatization Process
Nearly Four Years Ahead of Schedule

RESTON, Va., Jan. 19, 2005—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported fourth-quarter and year-end results that include a record $18 billion in annual preferred-channel loan originations, an 18-percent increase from the prior year. Preferred-channel loans are originated through Sallie Mae's owned or affiliated brands, and provide the engine for the company's market leadership in education finance.

        "We significantly expanded our customer reach this year through acquisitions and organic growth," said Albert L. Lord, vice chairman and chief executive officer. "I am also pleased that we successfully completed our GSE privatization while delivering strong financial results. We are well positioned to build on our consistent record of performance."

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers use these "core cash" measures to monitor the company's business performance. A description of the "core cash" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Sallie Mae reported fourth-quarter 2004 GAAP net income of $650 million, or $1.40 per diluted share, compared to $264 million, or $.54 per diluted share, in the year-ago period. Included in the quarterly results is a $(118) million pretax charge, or $(.17) per diluted share, taken to defease the company's remaining government-sponsored enterprise (GSE) debt. Also affecting the quarterly results are accounting rule changes related to contingently convertible bonds which reduced earnings per diluted share by $(.08). For the year ended Dec. 31, 2004, GAAP net income was $1.9 billion, or $4.04 per diluted share, compared to $1.5 billion, or $3.18 per diluted share, in 2003.

        "Core cash" net income for the 2004 fourth quarter was $180 million, or $.39 per diluted share, compared to $285 million, or $.59 per diluted share, in the same period last year. The effects of the GSE debt defeasance and the contingently convertible bonds on fourth quarter earnings per diluted share were $(.17) and $(.02), respectively. Exclusive of these items, fourth-quarter and year-end 2004 "core cash" net income would have been $256 million and $986 million, or $.58 per diluted share and $2.19 per diluted share, respectively.

        "Core cash" net interest income was $478 million in the fourth-quarter 2004 and $1.8 billion for the year, a 10-percent increase over 2003. During the year, the company's managed student loan portfolio grew 21 percent to $107 billion.

        The company received $111 million in debt management revenue during the 2004 fourth quarter and $340 million in the year, up 61 percent and 31 percent, respectively, from the year-ago periods. "Core cash" other income, which includes debt management revenues, guarantor servicing fees and privatization expenses described above, was $88 million in the 2004 fourth quarter and $499 million for the year. This compares to "core cash" other income of $190 million in the year-ago quarter and $631 million for 2003, both figures inclusive of a one-time, $42 million increase related to the sale of the company's headquarters building.

        "Core cash" operating expenses were $255 million for the quarter and $859 million for the year, up from $245 million in the year-ago quarter and $768 million for 2003. Last year's fourth quarter "core cash" operating expenses included a one-time, $40 million donation to The Sallie Mae Fund of the net proceeds from the headquarters sale.

        Total equity for the company at Dec. 31, 2004, was $3.1 billion, up from the year ago total of $2.6 billion. Tangible capital was 1.6 percent of managed assets at Dec. 31, 2004, compared to 2.0 percent as of Dec. 31, 2003.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, Jan. 19, 2005, starting at 11:45 a.m. EST: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Wednesday, Jan. 19, at 3:30 p.m. EST and concluding at 11:59 p.m. EST on Thursday, Jan. 27. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 2985336. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's No. 1 paying-for-college company, managing more than $107 billion in student loans for more than 7 million borrowers. Sallie Mae was originally created in 1972 as a government-sponsored entity (GSE) and terminated all ties to the federal government in 2004. The company remains the country's largest originator of federally insured student loans. Through its specialized subsidiaries and divisions, Sallie Mae also provides debt management services as well as business and technical products to a range of business clients, including colleges, universities and loan guarantors. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

SLM CORPORATION

Supplemental Earnings Disclosure
December 31, 2004
(Dollars in millions, except earnings per share)

	Quarters ended			Years ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS—(GAAP Basis)
Net income	$650	$357	$264	$1,913	$1,534
Diluted earnings per common share, after cumulative effect of accounting change[1]	$1.40	$.76	$.54	$4.04	$3.18
Return on assets	3.52%	2.10%	1.86%	2.80%	2.89%
NON-GAAP INFORMATION (See Explanation Below)[2]
"Core cash" net income	$180	$219	$285	$867	$926
"Core cash" diluted earnings per common share[1]	$.39	$.47	$.59	$1.84	$1.92
"Core cash" return on assets	.60%	.77%	1.14%	.78%	1.00%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$61,284	$54,522	$47,305	$55,885	$45,127
Average off-balance sheet student loans	42,852	42,230	39,908	40,558	38,205

Average Managed student loans	$104,136	$96,752	$87,213	$96,443	$83,332

Ending on-balance sheet student loans, net	$65,981	$54,269	$50,047
Ending off-balance sheet student loans, net	41,457	44,070	38,742

Ending Managed student loans, net	$107,438	$98,339	$88,789

Ending Managed FFELP student loans, net	$95,956	$87,491	$80,484
Ending Managed Private Education Loans, net	11,482	10,848	8,305

Ending Managed student loans, net	$107,438	$98,339	$88,789

1
In December 2004, the Company adopted the Emerging Issues Task Force (the "EITF") Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF No. 04-8"), which requires the shares underlying contingently convertible debt instruments ("Co-Cos") to be included in diluted earnings per share computations using the "if-converted" accounting method regardless of whether the market price trigger has been met. Diluted earnings per common share amounts have been retroactively restated for all prior periods presented to give effect to the application of EITF No. 04-8 as it relates to the Company's $2 billion in Co-Cos issued in May 2003. The effect of the adoption of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:
	Quarters ended			Years ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Impact on GAAP diluted earnings per common share due to the implementation of EITF No. 04-8	$(.08)	$(.04)	$(.03)	$(.23)	$(.11)
Impact on "core cash" diluted earnings per common share due to the implementation of EITF No. 04-8	$(.02)	$(.02)	$(.03)	$(.08)	$(.05)

2    Non-GAAP "Core Cash" Earnings

        In accordance with the Rules and Regulations of the SEC, we prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management, credit rating agencies, lenders and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as "core cash" measures. While "core cash" measures are not a substitute for reported results under GAAP, we rely on "core cash" measures in operating our business because we believe they provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        We report pro forma "core cash" measures, which are the primary financial performance measures used by management not only in developing our financial plans and tracking results, but also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. Our "core cash" measures are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core cash" measures reflect only current period adjustments to GAAP earnings as described below. Accordingly, the Company's "core cash" measures presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core cash" measures follows.

1)
Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. Under "core cash," we present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core cash" measures and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitized loans. We also exclude transactions with our off-balance sheet trusts which would be considered intercompany on a Managed Basis.

2)
Derivative Accounting: "Core cash" measures exclude the periodic unrealized gains and losses primarily caused by the one-sided mark-to-market derivative valuations prescribed by Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. We also exclude the gain or loss on our equity forward contracts that are required to be accounted for in accordance with SFAS No. 133 as derivatives and are marked to market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned is uncertain and in excess of expected spreads and, therefore, we exclude such income when it is not economically hedged from "core cash" measures. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed in more detail below, these derivatives do not qualify as effective accounting hedges and therefore are marked-to-market through the derivative market value adjustment. For "core cash" measures, we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Other items: We exclude certain transactions that are not considered part of our core business, including amortization of acquired intangibles.

SLM CORPORATION

Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 31, 2004	September 30, 2004	December 31, 2003
	(unaudited)	(unaudited)
Assets
Federally insured student loans (net of allowance for losses of $7,778; $5,222; and $45,993, respectively)	$60,561,439	$49,496,452	$45,577,073
Private Education Loans (net of allowance for losses of $171,886; $166,816; and $165,716, respectively)	5,419,611	4,772,372	4,470,156
Academic facilities financings and other loans (net of allowance for losses of $11,148; $10,786; and $10,052, respectively)	1,047,745	994,754	1,030,907
Cash and investments	6,974,465	7,522,134	6,895,455
Restricted cash and investments	2,211,488	1,831,116	1,105,896
Retained Interest in securitized receivables	2,316,388	2,510,100	2,475,836
Goodwill and acquired intangible assets, net	1,066,142	753,266	592,112
Other assets	4,496,248	3,079,109	2,463,216

Total assets	$84,093,526	$70,959,303	$64,610,651

Liabilities
Short-term borrowings	$2,207,095	$4,399,495	$18,735,385
Long-term borrowings	75,914,573	61,040,160	39,808,174
Other liabilities	2,797,921	2,604,904	3,437,046

Total liabilities	80,919,589	68,044,559	61,980,605

Commitments and contingencies*
Minority interest in subsidiaries	71,633	14,767	—
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 483,266; 480,469; and 472,643 shares, respectively, issued	96,654	96,094	94,529
Additional paid-in capital	1,905,460	1,805,129	1,553,240
Accumulated other comprehensive income, net of tax	440,672	486,944	425,621
Retained earnings	2,521,740	1,953,719	941,284

Stockholders' equity before treasury stock	5,129,526	4,506,886	3,179,674
Common stock held in treasury at cost: 59,634; 51,255; and 24,965 shares, respectively	2,027,222	1,606,909	549,628

Total stockholders' equity	3,102,304	2,899,977	2,630,046

Total liabilities and stockholders' equity	$84,093,526	$70,959,303	$64,610,651

*
Commitments to purchase loans, lines of credit and letters of credit were $47.0 billion, $.9 billion and $.2 billion, respectively, at December 31, 2004.

SLM CORPORATION

Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Federally insured student loans	$607,657	$521,606	$446,187	$2,090,396	$1,813,368
Private Education Loans	98,946	83,303	50,350	335,451	307,477
Academic facilities financings and other loans	19,575	18,212	18,194	74,289	76,740
Investments	75,094	61,774	41,191	232,859	150,690

Total interest income	801,272	684,895	555,922	2,732,995	2,348,275
Interest expense	469,238	371,952	263,412	1,433,696	1,021,906

Net interest income	332,034	312,943	292,510	1,299,299	1,326,369
Less: provision for losses	31,974	10,930	26,791	111,066	147,480

Net interest income after provision for losses	300,060	302,013	265,719	1,188,233	1,178,889

Other income:
Gains on student loan securitizations	—	63,590	84,812	375,384	744,289
Servicing and securitization revenue	141,637	158,639	131,416	560,971	666,409
Losses on securities, net	(12,114)	(32,887)	(1,258)	(49,358)	(9,932)
Derivative market value adjustment	506,637	73,000	(4,498)	849,041	(237,815)
Guarantor servicing fees	28,522	33,192	27,413	119,934	128,189
Debt management fees	111,061	78,795	68,772	339,897	258,544
Loss on GSE debt extinguishment and defeasance	(117,858)	(102,990)	—	(220,848)	—
Other	66,102	91,134	90,833	288,663	249,421

Total other income	723,987	362,473	397,490	2,263,684	1,799,105
Operating expenses	269,232	210,772	251,922	894,932	795,025

Income before income taxes, minority interest in net earnings of subsidiaries and cumulative effect of accounting change	754,815	453,714	411,287	2,556,985	2,182,969
Income taxes	103,488	97,136	146,858	642,689	779,380

Income before minority interest in net earnings of subsidiaries and cumulative effect of accounting change	651,327	356,578	264,429	1,914,296	1,403,589
Minority interest in net earnings of subsidiaries	1,026	—	—	1,026	—

Income before cumulative effect of accounting change	650,301	356,578	264,429	1,913,270	1,403,589
Cumulative effect of accounting change	—	—	—	—	129,971

Net income	650,301	356,578	264,429	1,913,270	1,533,560
Preferred stock dividends	2,876	2,875	2,876	11,501	11,501

Net income attributable to common stock	$647,425	$353,703	$261,553	$1,901,769	$1,522,059

Basic earnings per common share:
Before cumulative effect of accounting change	$1.52	$.81	$.58	$4.36	$3.08
Cumulative effect of accounting change	—	—	—	—	.29

Basic earnings per common share after cumulative effect of accounting change	$1.52	$.81	$.58	$4.36	$3.37

Average common shares outstanding	426,316	435,764	448,770	436,133	452,037

Diluted earnings per common share:
Before cumulative effect of accounting change	$1.40	$.76	$.54	$4.04	$2.91
Cumulative effect of accounting change	—	—	—	—	.27

Diluted earnings per common share after cumulative effect of accounting change	$1.40	$.76	$.54	$4.04	$3.18

Average common and common equivalent shares outstanding	468,232	474,455	488,334	475,787	482,104

Dividends per common share	$.19	$.19	$.17	$.74	$.59

SLM CORPORATION

Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Managed interest income:
Managed federally insured student loans	$965,088	$825,919	$746,263	$3,188,308	$2,666,439
Managed Private Education Loans	186,964	165,225	98,769	612,682	426,433
Academic facilities financings and other loans	19,575	18,212	18,194	74,289	76,740
Investments	90,222	72,423	46,100	266,607	163,208

Total Managed interest income	1,261,849	1,081,779	909,326	4,141,886	3,332,820
Managed interest expense	784,126	616,290	427,145	2,319,965	1,680,873

Net Managed interest income	477,723	465,489	482,181	1,821,921	1,651,947
Less: provision for losses	36,126	(7,277)	26,565	114,441	130,138

Net Managed interest income after provision for losses	441,597	472,766	455,616	1,707,480	1,521,809

Other income:
Gains (losses) on securities, net	300	(27,242)	396	(23,328)	(1,118)
Guarantor servicing fees	28,522	33,192	27,413	119,934	128,189
Debt management fees	111,061	78,795	68,772	339,897	258,544
Loss on GSE debt extinguishment and defeasance	(117,684)	(102,990)	—	(220,674)	—
Other	65,626	89,887	93,270	283,487	245,594

Total other income	87,825	71,642	189,851	499,316	631,209
Operating expenses	254,980	202,961	245,199	859,404	768,115

Income before income taxes	274,442	341,447	400,268	1,347,392	1,384,903
Income taxes	93,108	122,921	115,618	479,370	459,021

Net income before minority interest in net earnings of subsidiaries	181,334	218,526	284,650	868,022	925,882
Minority interest in net earnings of subsidiaries	974	—	—	974	—

"Core cash" net income	180,360	218,526	284,650	867,048	925,882
Preferred stock dividends	2,876	2,875	2,876	11,501	11,501

"Core cash" net income attributable to common stock	$177,484	$215,651	$281,774	$855,547	$914,381

"Core cash" basic earnings per common share	$.42	$.49	$.63	$1.96	$2.02

Average common shares outstanding	426,316	435,764	448,770	436,133	452,037

"Core cash" diluted earnings per common share	$.39	$.47	$.59	$1.84	$1.92

Average common and common equivalent shares outstanding	468,232	474,455	488,334	475,787	482,104

SLM CORPORATION

Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended			Years ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$650,301	$356,578	$264,429	$1,913,270	$1,533,560
"Core cash" adjustments:
Net impact of securitization accounting	132,440	75,141	144,034	156,099	(305,593)
Net impact of derivative accounting	(661,275)	(230,400)	(166,663)	(1,552,699)	(502,339)
Net impact of Floor Income	34,672	36,423	2,625	156,202	(22,897)
Amortization of acquired intangibles and other	13,790	6,569	8,985	30,805	32,763

Total "core cash" adjustments before income taxes	(480,373)	(112,267)	(11,019)	(1,209,593)	(798,066)
Net tax effect (A)	10,380	(25,785)	31,240	163,319	320,359

Total "core cash" adjustments before minority interest in net earnings of subsidiaries and cumulative effect of accounting change	(469,993)	(138,052)	20,221	(1,046,274)	(477,707)
Minority interest in net earnings of subsidiaries	52	—	—	52	—
Cumulative effect of accounting change	—	—	—	—	(129,971)

Total "core cash" adjustments	(469,941)	(138,052)	20,221	(1,046,222)	(607,678)

"Core cash" net income	$180,360	$218,526	$284,650	$867,048	$925,882

  (A)
  Such tax effect is based upon the Company's "core cash" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.